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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 10, 2005




                             MERCHANTS BANCORP, INC.
             (Exact name of registrant as specified in its charter)



            OHIO                        0-49971             31-1467303

 (State or other jurisdiction        (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)



  100 NORTH HIGH STREET, HILLSBORO, OHIO                      45133

 (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: 937-393-1993


                                       N/A

         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.  OTHER EVENTS

On August 10, 2005, the Company issued a press release announcing its decision to engage in a going private transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934. Assuming approval by the Company's shareholders, the transaction will be facilitated through the merger of a newly organized wholly owned subsidiary with and into the Company. As a result of this structure, all shareholders of the Company will be entitled to dissenters' rights of appraisal in accordance with Section 1701.85 of the Ohio Revised Code. The Company expects to repurchase approximately 150,000 to 160,000 of its Common Shares as part of the proposed transaction. However, the Board has expressly reserved the right to reevaluate the desirability of completing the transaction in the event the Company is directed by its shareholders to repurchase more than 160,000 of its Common Shares for cash.

A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)    Not applicable.
(b)    Not applicable.
(c)    The following exhibits are included with this Report:

Exhibit Number         Exhibit Description
--------------         -------------------
99                     Press Release dated August 10, 2005


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


         Dated: August 10, 2005                    MERCHANTS BANCORP, INC.


                                          by:      /s/ Paul W. Pence, Jr.
                                                   -----------------------------
                                                   Paul W. Pence, Jr.
                                                   President


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                                  EXHIBIT INDEX

Exhibit Number         Exhibit Description
--------------         -------------------
99                     Press Release dated August 10, 2005